UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 W. Sunset Rd Suite 240 Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2019, The Parking REIT, Inc. (the "Company," "we," "us," or "our") and its external manager, MVP Realty Advisors, LLC dba The Parking REIT Advisors (the "Manager") entered into definitive agreements to internalize the Company's management function effective April 1, 2019 (the "Internalization").  Since their formation, under the supervision of our board of directors (the "Board of Directors"), the Manager has been responsible for managing the operations of the Company and MVP REIT, Inc. ("MVP REIT"), which merged with a wholly-owned indirect subsidiary of the Company in December 2017.  As described in more detail below, as part of the Internalization, among other things, the Company agreed with the Manager to (i) acquire and assume substantially all of the Manager's assets and liabilities; (ii) terminate the Second Amended and Restated Advisory Agreement, dated as of May 26, 2017 and, for the avoidance of doubt, the Third Amended and Restated Advisory Agreement, dated as of September 21, 2018, which by its terms would have become effective only upon a listing of the Common Stock (as defined below) on a national securities exchange (collectively, the "Management Agreements"), each entered into among the Company, the Manager and MVP REIT II Operating Partnership, LP (the "Operating Partnership"); (iii) extend employment to the executives and other employees of the Manager; (iv) arrange for the Manager to continue to provide certain services with respect to outstanding indebtedness of the Company and its subsidiaries; and (v) lease the employees of the Manager for a limited period of time prior to the time that such employees become employed by the Company, in each case, under the terms and conditions of the agreements summarized in this Current Report on Form 8-K.  As part of those same agreements, the Company agreed to issue to the Manager over a period of more than two and a half years, 1,600,000 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") as the consideration (the "Consideration") under the terms of the Contribution Agreement described further below.  The Internalization became effective as of April 1, 2019 (the "Effective Date").

Each of the agreements described in this Current Report on Form 8-K, the Internalization and the other transactions contemplated thereby, were negotiated and unanimously approved by all of the independent and disinterested members (the "Independent Directors") of the Board of Directors.  Michael V. Shustek ("Shustek"), an affiliate of the Manager, did not participate in the Board of Directors meetings during which the Internalization was considered and abstained from voting on the Internalization.  In evaluating the Internalization, the Contribution Agreement, and the other transactions contemplated by the Contribution Agreement, the Independent Directors consulted with the legal, financial and compensation advisors for the Company.  Each party will pay its own fees, costs and expenses incurred in connection with the Internalization.

In reaching their determination, the Independent Directors considered a number of factors, including, without limitation, the following material factors that the Independent Directors viewed as supporting their decisions with respect to the Internalization, the Contribution Agreement, and the other transactions contemplated by the Contribution Agreement:

•	the belief that the Internalization may facilitate the Company's ability to raise capital to support its future growth;
•	the belief that Internalization may facilitate a potential listing of the Company's stock on a national securities exchange;

•	the belief that, as a result of the Internalization, the Board of Directors will be able to exercise direct oversight over management functions through a simplified corporate structure;
•	the belief that Internalization will mitigate perceived or actual conflicts of interest between the Company and the Manager;

•	the belief that the Internalization through an all stock deal will better align the interests of management with the interests of the Company and its stockholders;

•
the belief that the Internalization would result in a reduction in the Company's overall operating expenses, primarily as a result of terminating management fees paid to the Manager, which fees would have increased as the Company continues to grow in asset size;

•
the belief that the Internalization would be accretive over time to the Company's net income, earnings and adjusted funds from operations ("AFFO") on an annualized basis as a result of the reduction in operating costs resulting from the elimination of management and other fees and expense reimbursements to the Manager under the Management Agreements. No assurances can be given, however, that any such accretion in the Company's net income, earnings or AFFO will actually occur;

•
the belief that the Internalization would enable the Company to realize efficiencies arising from an internally managed structure in that the Company will pay for management, advisory, acquisition and development services directly rather than paying fees to a third-party for such services;

•	the fact that the Manager has incurred unreimbursed expenses on behalf of MVP REIT and the Company in an aggregate amount exceeding $25 million;

•	the fact that the Consideration is to be paid entirely in shares of Common Stock in four installments, which preserves cash for investment in real properties;

•
the fact that up to 1,100,000 shares of Common Stock to be issued as the Consideration will be subject to the Company's right to repurchase at $17.50 per share, which helps to potentially limit the total compensation payable to the Manager as a result of the Internalization;

•
the fact that, pursuant to the Contribution Agreement, the Manager has waived its rights to receive subordinated compensation (including accrued interest thereon) of approximately $1,500,000 that has been accrued under the Management Agreements and any accrued but unpaid management fees at the Effective Date;

•
the commitment by the Manager, pursuant to the Services Agreement summarized below, to continue to provide certain services relating to the outstanding indebtedness of the Company and its subsidiaries so that the Company remains in compliance with the terms of such indebtedness following the Internalization;

•
the other terms and conditions of the Contribution Agreement and related agreements, including the representations, warranties, covenants, and indemnification obligations set forth therein, together with the material terms of the ancillary agreements entered into in connection with the Internalization;

•
the terms of the employment agreements entered into between the Company and its Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer, as set forth in the agreements summarized below; and

•
the opinion of Ladenburg Thalmann & Co. Inc. ("Ladenburg"), dated March 29, 2019, to the Board of Directors as to the fairness to the Company, from a financial point of view and as of such date, of the Consideration to be paid by the Company pursuant to the Contribution Agreement, which opinion was subject to the qualifications, assumptions and limitations and other matters Ladenburg considered relevant.

The Independent Directors also took into account the negative factors with respect to the Internalization, including but not limited to the following:

•
existing potential conflicts of interest between the Company and the Manager, including the respective positions of the Company's management team and Shustek with the Company and the Manager and the compensation and/or other benefits to be received by such persons, either directly or indirectly, as a result of the transactions, as well as the fact that Shustek will have a direct or indirect interest in the Consideration as a result of the Internalization;

•
the significant costs involved in connection with completing the transactions contemplated by the Contribution Agreement, the substantial management time and effort required to complete the Internalization, and the related disruption to operations of the Company;

•	the potential liabilities and costs associated with the direct employment of personnel;

•	the pending litigation disclosed in Item 8.01 of this Current Report on Form 8-K and other potential litigation that may arise as a result of the Internalization;

•
the fact that the issuances of shares of Common Stock as the Consideration in connection with the Internalization will have a dilutive effect and will reduce the voting power and relative ownership percentage interests of current holders of Common Stock;

•
the fact that, following the Internalization, the Holders (as defined below) will collectively control approximately 13.19% of the votes as of the Effective Date in any matter presented to holders of shares of the Common Stock for approval, including the election of director, and up to approximately 25.98% upon issuance of the last installment of the Consideration and assuming no further issuances of shares of common stock in a future capital raise or otherwise by the Company;

•
the fact that, while it is intended that the Internalization be accretive to the Company's net income, earnings and AFFO, there can be no assurance that this will be the case, as, among other things, the expenses the Company assumes as a result of the Internalization may be higher than anticipated and the Company may not achieve the anticipated cost savings from the Internalization;

•
the fact that the Company may not manage the Internalization effectively and that the Internalization could be a time-consuming and costly process and the Company may encounter potential difficulties in the integration process; and

•
the potential liabilities that the Company may inherit from the Manager as a result of the Internalization that may not be covered by the indemnification provisions set forth in the Contribution Agreement.

The foregoing discussion of the factors considered by the Independent Directors is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the Independent Directors. In reaching their decision regarding the Internalization, the Contribution Agreement and the other transactions contemplated by the Contribution Agreement, the Independent Directors did not quantify or assign any relative weights to the factors considered and individuals may have given different weights to different factors. The Independent Directors conducted an overall review of the factors considered and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of consummating the Internalization and the other transactions contemplated by the Contribution Agreement.

Contribution Agreement

On March 29, 2019, the Company entered into a Contribution Agreement (the "Contribution Agreement") with the Manager, Vestin Realty Mortgage I, Inc. ("VRTA") (solely for purposes of Section 1.01(c) thereof), Vestin Realty Mortgage II, Inc. ("VRTB") (solely for purposes of Section 1.01(c) thereof) and Shustek (solely for purposes of Section 4.03 thereof).  Pursuant to the Contribution Agreement, effective as of the Effective Date, the Manager sold and contributed all of its assets to the Company, except for certain excluded assets as specified in the Contribution Agreement, and the Company accepted the transferred assets and agreed to assume and discharge when due all of the liabilities of the Manager, except for certain retained liabilities as specified in the Contribution Agreement (the "Contribution").

In exchange for the Contribution, the Company agreed to issue to the Manager 1,600,000 shares of Common Stock as the Consideration.  The Consideration is issuable in four equal installments.  The first installment of 400,000 shares of Common Stock was issued on the Effective Date.  The remaining installments will be issued on December 31, 2019, December 31, 2020 and December 31, 2021 (or if December 31st is not a business day, the day that is the last business day of such year).  If requested by the Company in connection with any contemplated capital raise by the Company, the Manager has agreed not to sell, pledge or otherwise transfer or dispose of any of the Consideration for a period not to exceed the lock-up period that otherwise would apply to other stockholders of the Company in connection with such capital raise.

At any time on or prior to December 31, 2022, the Company may elect to repurchase up to 1,100,000 shares of Common Stock then held by the Manager, VRTA and/or VRTB (collectively, the "Call Parties") at a price equal to $17.50 per share of Common Stock. Any repurchases shall be made in proportion to each Call Party's relative interest, which is determined by dividing the number of shares of Common Stock then held by such Call Party by the total number of shares of Common Stock then held by all of the Call Parties.

In connection with the Internalization, the Company has entered into employment agreements with Michael V. Shustek, Chief Executive Officer ("CEO"), Daniel Huberty, President and Chief Operating Officer ("COO"), and James Kevin Bland, Chief Financial Officer ("CFO") as further described below.  In addition, pursuant to the Contribution Agreement, the Company has agreed to make offers of employment, on an at-will basis, to all of the other employees of the Manager.  These employees will be offered substantially the same positions with the Company at the same salary and a target annual bonus opportunity no less than the last annual bonus paid to such employees by the Manager.  The Company has agreed not to reduce such compensation for at least one year after each employee's hire date and has also agreed to adopt a severance policy for non-executive employees that provides for severance benefits in amounts to be determined in accordance with the severance policy, subject to a limit of not more than twelve months of the employee's base salary.  Each employee is expected to begin work as employees of the Company upon the expiration of the employee leasing term under the Employee Leasing Agreement described below.  The Company will also make available under its equity incentive plan a pool of not less than 500,000 shares of Common Stock for issuance to officers, employees and directors of the Company and its subsidiaries in the form of restricted stock or other equity based awards.  Awards to executive officers and employees will be determined by the compensation committee of the Board of Directors (the "Compensation Committee") after consulting with and considering the recommendations of the CEO.

Commencing on the Effective Date and ending on the three year anniversary of the Effective Date (the "Non-Competition Period"), each of the Manager and Shustek agrees, on the terms set forth in the Contribution Agreement, (i) not to engage in any business in the United States which is primarily engaged in the business of acquiring, investing in, owning, operating, or leasing parking lots, parking garages or other parking facilities, and (ii) not to solicit any of the Company's customers or employees.

The Contribution Agreement contains customary representations, warranties and covenants of the parties and the parties have customary indemnification obligations, which are subject to certain limitations set forth in the Contribution Agreement.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Contribution Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the Securities and Exchange Commission (the "SEC"). The terms of the Contribution Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Contribution Agreement. In particular, the representations and warranties made by the parties to each other in the Contribution Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Contribution Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Services Agreement

In connection with the Contribution Agreement and the Internalization, the Company entered into a Services Agreement, dated as of March 29, 2019 (the "Services Agreement"), with the Manager, VRTA, VRTB and Shustek (collectively, the "Manager Entities").   Pursuant to the Services Agreement, each of the Manager Entities will perform any and all services requested by the Company in connection with any agreement pursuant to which the Company, the Operating Partnership or any of the Company's subsidiaries borrows funds or is a guarantor with regard to any borrowed funds (such documents, collectively, the "Loan Documents"), including (i) maintaining the ownership and management structure of each Manager Entity in a manner that complies with any requirement set forth in the Loan Documents, (ii) complying with any representations, warranties and covenants in the Loan Documents and (iii) cooperating and taking all actions to comply with any request made by a lender relating to any Loan Document (collectively, the "Services").  The Agreement became effective on March 29, 2019 and will remain in effect until the date on which the Company no longer needs any of the Services.  In consideration for the Services, the Manager will be entitled to receive, beginning on the date upon which the Company completes its first capital raise after the Effective Date, $200,000 per year for four years (the "Consulting Fee").  The Consulting Fee will be payable monthly in arrears, either in cash or, at the Company's election, shares of Common Stock.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Services Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Employee Leasing Agreement

In connection with the Contribution Agreement and the Internalization, the Company entered into an Employee Leasing Agreement, dated as of March 29, 2019 and effective as of the Effective Date (the "Employee Leasing Agreement"), with the Manager, pursuant to which the Manager will lease its employees to the Company to continue to provide services to the Company as performed by such employees immediately before the Effective Date.  The term of the Employee Leasing Agreement commenced on the Effective Date and will continue until the earlier of (i) the first date on which all leased employees ceased to be employed by the Manager and (ii) June 30, 2019 (the "Employee Leasing Period").  For each payroll period during the Employee Leasing Period, the Company will make leased employee payments to the Manager equal to the aggregate amount of all salaries, wages, benefits, and other compensation paid by the Manager to the leased employees, together with all costs and expenses incurred by the Manager with respect to the leased employees during the applicable payroll period.  As soon as benefit plans have been established by the Company, and the Company is otherwise ready to hire the leased employees, the Company expects to make offers of employment to the leased employees in accordance with the Contribution Agreement; provided that offers of employment must be made no later than ten days prior to the expiration of the Employee Leasing Period.  The Company has also agreed to pay directly or reimburse the Manager for any paid time-off days paid to any leased employees in accordance with the Contribution Agreement and Employee Leasing Agreement.

The foregoing description of the Employee Leasing Agreement does not purport to be complete and is qualified in its entirety by reference to the Employee Leasing Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Contribution Agreement and the Internalization, the Company entered into a Registration Rights Agreement, dated as of March 29, 2019 and effective as of the Effective Date (the "Registration Rights Agreement"), with the Manager, VRTA and VRTB (collectively, the "Holders").  Pursuant to the Registration Rights Agreement, each Holder, in respect of any shares of Common Stock that they may receive as part of the Consideration ("Registrable Shares"), may require the Company from time to time to register, under the Securities Act of 1933, as amended (the "Securities Act"), the resale of such shares of Common Stock on a registration statement filed with the SEC.  The Registration Rights Agreement grants each Holder certain rights to demand a registration of some or all of their Registrable Shares (a "Demand Registration") or to request the inclusion of some or all of their Registrable Shares in a registration being effected by the Company for itself or on behalf of another person (a "Piggyback Registration"), in each case subject to certain customary restrictions, limitations, registration procedures and indemnity provisions. The Company is obligated to use reasonable best efforts to prepare and file a registration statement within specified time periods and to cause that registration statement to be declared effective by the SEC as soon as reasonably practicable thereafter.

The ability to cause the Company to effect a Demand Registration is subject to certain conditions. The Company is not required to effect such registration prior to 180 days after the date of the initial listing of Registrable Shares on a national securities exchange or prior to the expiration of any lock-up period imposed under the Contribution Agreement.

If, pursuant to an underwritten Demand Registration or Piggyback Registration, the managing underwriter advises that the number of Registrable Shares requested to be included in such registration exceeds a maximum number (the "Maximum Number") that the underwriter believes can be sold without delaying or jeopardizing the success of the proposed offering, the Registration Rights Agreement specifies the priority in which Registrable Shares are to be included.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Termination Agreement

In connection with the Contribution Agreement and Internalization, the Company, the Operating Partnership and the Manager entered into a Termination Agreement, dated as of March 29, 2019 (the "Termination Agreement"), terminating each of the Management Agreements effective as of the Effective Date.   Pursuant to the Termination Agreement, except as provided in the Contribution Agreement, effective as of the Effective Date, each of the Management Agreements shall be void and shall have no effect, and no party thereto shall have any liability to the other party or parties thereto or their respective affiliates, or their respective directors, officers or employees; provided that the Termination Agreement does not relieve any party from liability for any fees or expenses accrued through the Effective Date or for any breach of the Management Agreements that arose prior to the Effective Date.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the Termination Agreement and the termination of the Management Agreements is incorporated by reference into this Item 1.02.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Contribution Agreement and the Issuances and the terms of the Common Stock is incorporated by reference in this Item 3.02. The shares of Common Stock issued or issuable pursuant to the Contribution Agreement have been and will be issued and sold in reliance on Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

In connection with the Internalization, the Company entered into employment agreements (collectively, the "Employment Agreements") with each of the following executive officers (collectively, the "Executives"): Michael V. Shustek, CEO; Daniel Huberty, President and COO; and James Kevin Bland, CFO.

Term.  Each of the Employment Agreements provides for a three year initial term that commences on the date immediately following the last day of the Employee Leasing Period, and ends on the third anniversary of such date.  Thereafter, the employment term extends automatically for successive one-year periods unless either the Executive or the Company provides notice of non-renewal to the other party at least ninety days before the end of the then-existing term.

Duties.  The Employment Agreements provide that the CEO, the COO and the CFO will perform duties and provide services to us that are customarily associated with the duties, authorities and responsibilities of persons in similar positions as well as such other duties as may be assigned from time to time. The Employment Agreements also provide that the Executives generally will devote substantially all of their business time and attention to the business and affairs of the Company, except that the Executives may engage in certain outside activities that do not materially interfere with the performance of their duties.

Compensation. The Employment Agreements provide that the CEO, the COO and the CFO will receive an annual initial base salary of $550,000, $300,000 and $250,000, respectively.  The CEO, COO and CFO will be eligible to receive a target annual incentive award of not more than $250,000, $153,000 and $50,000, respectively, and each will be eligible to receive an annual target equity award of not more than $1,000,000, $153,000 and $130,000 in restricted shares of Common Stock, respectively.  Each annual equity award shall vest equally in annual installments over a three year period.  The amounts and conditions for the payment and vesting (as applicable) of each target annual incentive award and each annual target equity award will be determined by the Compensation Committee.  The Company at its discretion may pay any target annual incentive awards payable to the COO or the CFO in cash or shares of Common Stock.  Each of the Executives will be eligible to participate in employee benefit programs made available to the Company's employees from time to time and to receive certain other perquisites, each as set forth in their respective Employment Agreements.

Severance Payments.  The CEO Employment Agreement provides that, subject to the execution of a release and other conditions set forth in the CEO Employment Agreement, upon a "qualifying termination" (as defined in the CEO Employment Agreement), the CEO will be entitled to severance based on a multiple of the total of the CEO's then-current annual base salary plus the amount of the last annual incentive award earned by the CEO in the year prior to his termination (referred to herein as "total cash compensation").  If the qualifying termination results from the death or disability of the CEO, the CEO will be entitled to severance equal to one times (1x) his total cash compensation.  If the CEO is terminated by the Company without "cause" (as defined in the CEO Employment Agreement), or the CEO quits for "good reason" (as defined in the CEO Employment Agreement) or the Company elects not to renew the term of the CEO employment agreement, then the CEO will be entitled to severance equal to two times (2x) his total cash compensation.   In the event that any qualifying termination occurs on or within 12 months after a change in control of the Company, the CEO will be entitled to severance equal to three times (3x) his total cash compensation.

The COO and CFO Employment Agreements provide that, subject to the execution of  a release and other conditions set forth in the Employment Agreements, the COO and CFO will be entitled to receive severance based on a multiple of the sum of their annual base salary and target annual incentive award (referred to herein as "total cash compensation").  If the COO is terminated upon his death or disability or if the COO Employment Agreement is not renewed by the Company during the first five years of the term of such agreement, then the COO will be entitled to severance equal to one times (1x) his total cash compensation.  Such severance is not payable if the COO Employment Agreement is not renewed by the Company after the first five years of the term.  If the COO is terminated without "cause" or the COO quits for "good reason," (each as defined in the COO Employment Agreement) he will be entitled to severance equal to two times (2x) his total cash compensation.  If the CFO is terminated upon his death or disability, he is terminated by the Company without "cause" or he quits for "good reason," (each as defined in the CFO Employment Agreement) then the CFO will be entitled to severance equal to one times (1x) his total cash compensation.  If the CFO is terminated without "cause" or quits for "good reason", in each case, on or within 12 months after a change in control of the Company, then the CFO will be entitled to severance equal to one and one-half times (1.5x) his total cash compensation.

Upon termination where severance is due and payable, the Employment Agreements also provide that the Executives will be entitled to receive (i) unpaid base salary earned through the termination date; (ii) any restricted shares of Common Stock that have vested as of the termination date; (iii) all other equity-based awards held by Executive, to the extent subject to time-based vesting, will vest in full at the termination date; (iv) health insurance coverage, including through COBRA, for an 18 month period following the termination date (other than, with respect to COO and CFO, in the event of termination due to death, disability or non-renewal); (v) reimbursements of unpaid business expenses.

Non-Competition, Non-Solicitation and Confidentiality.  The Employment Agreements provide that for a two-year period following the termination of an Executive's employment with us, each of the Executives will not solicit our employees or consultants or any of our customers, vendors or other parties doing business with us.  Pursuant to the Contribution Agreement, the CEO has agreed not to compete with us for a period of three years after the Effective Date.  Pursuant to the COO and CFO Employment Agreements, each of the COO and CFO has agreed not to compete with us for a period of two years following the termination of their employment with us.  Each Employment Agreement also contains covenants relating to the treatment of confidential information, company property and certain other matters.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to: (i) the CEO Employment Agreement, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference, (ii) the COO Employment Agreement, which is filed as Exhibit 10.6 hereto and is incorporated herein by reference, and (iii) the CFO Employment Agreement, which is filed as Exhibit 10.7 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

Press Release.  On April 3, 2019, the Company issued a press release disclosing the Internalization. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information contained in Exhibit 99.1 attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Litigation.  On March 12, 2019, a stockholder filed a purported class action complaint in the United States District Court for the District of Nevada, against the Company and certain of its current and former officers and directors.  The complaint purports to assert class action claims on behalf of all public shareholders of the Company and MVP REIT between August 11, 2017 and December 15, 2017 in connection with the proxy statements filed with the SEC to obtain shareholder approval for the merger of the Company and MVP REIT (the "proxy statements").  The complaint alleges, among other things, that the proxy statements failed to disclose that two major reasons for the merger and certain charter amendments implemented in connection therewith were (i) to facilitate the execution of an amended advisory agreement that allegedly is designed to benefit Shustek financially in the event of an internalization and (ii) to give Shustek the ability to cause the Company to internalize based on terms set forth in the amended advisory agreement.

The complaint alleges, among other things, (i) that all defendants violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, by disseminating proxy statements that allegedly contains false and misleading statements or omits to state material facts; (ii) that the director defendants violated Section 20(a) of the Exchange Act; (iii) that the director defendants breached their fiduciary duties to the members of the class and to the Company; and (iv) that the proposed internalization transaction will unjustly enrich certain directors and officers of the Company.

The complaint seeks, among other things, (i) a trial by jury; (ii) unspecified monetary damages against all defendants for the amount of damages sustained by the Company as a result of defendants' alleged wrongful acts; (iii) an order enjoining the Company's listing on Nasdaq; (iv) an order declaring the conduct of the defendants to be in violation of Sections 14(a) and 20(a) of the Securities Act, and Rule 14a-9 promulgated thereunder; and (v) the payment of reasonable attorneys' fees, accountants' and experts' fees, costs and expenses.

The Company and the Board of Directors have reviewed the allegations in the complaint and believe the claims asserted against them in the complaint are without merit and intend to vigorously defend this action.

Forward Looking Statements

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the Company's internalization of management. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company's control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report on Form 8-K. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibits	Description
2.1
Contribution Agreement, dated as of March 29, 2019 and effective as of April 1, 2019, among the Company, the Manager, VRTA (solely for purposes of Section 1.01(c) thereof), VRTB (solely for purposes of Section 1.01(c) thereof) and Shustek (solely for purposes of Section 4.03 thereof).

10.1	Services Agreement, dated as of March 29, 2019, by and among the Company and the Manager, VRTA, VRTB and Shustek

10.2	Employee Leasing Agreement, dated as of March 29, 2019, by and between the Company and the Manager

10.3	Registration Rights Agreement, dated as of March 29, 2019, by and among the Company and the Holders

10.4	Termination Agreement, dated as of March 29, 2019, by and among the Company, the Operating Partnership and the Manager

10.5	Employment Agreement, dated as of March 29, 2019, by and between the Company and the CEO

10.6	Employment Agreement, dated as of March 29, 2019, by and between the Company and the COO

10.7	Employment Agreement, dated as of March 29, 2019, by and between the Company and the CFO

The following Exhibit 99.1 is furnished with this Current Report on Form 8-K. The information contained in Exhibit 99.1 attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

99.1	Press release regarding the Internalization issued by the Company on April 3, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated:  April 3, 2019

THE PARKING REIT, INC.

/s/ J. Kevin Bland
By: J. Kevin Bland
 Chief Financial Officer

Exhibit Index

Exhibits	Description
2.1
Contribution Agreement, dated as of March 29, 2019 and effective as of April 1, 2019, among the Company, the Manager, VRTA (solely for purposes of Section 1.01(c) thereof), VRTB (solely for purposes of Section 1.01(c) thereof) and Shustek (solely for purposes of Section 4.03 thereof).

10.1	Services Agreement, dated as of March 29, 2019, by and among the Company and the Manager, VRTA, VRTB and Shustek

10.2	Employee Leasing Agreement, dated as of March 29, 2019, by and between the Company and the Manager

10.3	Registration Rights Agreement, dated as of March 29, 2019, by and among the Company and the Holders

10.4	Termination Agreement, dated as of March 29, 2019, by and among the Company, the Operating Partnership and the Manager

10.5	Employment Agreement, dated as of March 29, 2019, by and between the Company and the CEO

10.6	Employment Agreement, dated as of March 29, 2019, by and between the Company and the COO

10.7	Employment Agreement, dated as of March 29, 2019, by and between the Company and the CFO

The following Exhibit 99.1 is furnished with this Current Report on Form 8-K. The information contained in Exhibit 99.1 attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

99.1	Press release regarding the Internalization issued by the Company on April 3, 2019